Exhibit 5.1

[Letterhead of Gibson Dunn]

May 29, 2018

The Williams Companies, Inc.

One Williams Center

Tulsa, OK 74172-0172

Re:	The Williams Companies, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-4 (the “Registration Statement”) of The Williams Companies, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of shares (the “Shares”) of its common stock, par value $1.00 per share (the “Common Stock”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated May 16, 2018, by and among the Company, SCMS LLC, a Delaware limited liability company, Williams Partners L.P., a Delaware limited partnership, and WPZ GP LLC, a Delaware limited liability company.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the specimen Common Stock certificate and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinion set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued in accordance with the Registration Statement and the Merger Agreement, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving any laws other than the Delaware General Corporation Law. This opinion is limited to the effect of the current state of the Delaware

The Williams Companies, Inc.

May 29, 2018

General Corporation Law and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP